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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



We consent to the incorporation by reference in the Registration Statement on Form S-3 of Frontier Airlines, Inc., of our report dated June 14, 1996 relating to the balance sheet of Frontier Airlines, Inc. as of March 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the years ended March 31, 1996 amd 1995, which report appears in the March 31, 1996 annual report on Form 10-KSB of Frontier Airlines, Inc. We also consent to the reference of our firm under the heading "Experts" in the prospectus.



                                         /s/ KPMG PEAT MARWICK LLP
                                         -------------------------
                                         KPMG Peat Marwick LLP


Denver, Colorado
July 3, 1996